Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT TO PRESENT AT

SIDOTI & COMPANY SPRING 2018 CONFERENCE ON MARCH 29

COS COB, CT – March 21, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a fast-growing provider of positive and entertaining video content, today announced that William J. Rouhana, Jr., Chairman and Chief Executive Officer, will be presenting at the Sidoti & Company Spring 2018 Conference at 10:20 a.m. (ET) on Thursday, March 29, 2018 and will conduct one-on-one meetings that day.

The conference will be held at The New York Marriott Marquis – Times Square. For those interested in attending, please contact Caitlin Adams at conference@sidoti.com or visit www.sidoti.com/events/ for more information.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company owns Screen Media Ventures, LLC, a leading global independent television and film distribution company with one of the largest independently owned television and film libraries. The company also owns Popcornflix®, an ad-based direct-to-consumer online video service with five networks and thousands of television episodes and movies. Chicken Soup for the Soul Entertainment makes its video content available to consumers globally through television and online networks, including its online affiliate APlus.com. The company is also expanding its partnerships with sponsors, television networks and independent producers. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT

Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

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